Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Smart Powerr Corp. of our report dated April 11, 2024 relating to the financial statements for the years ended December 31, 2023, which appear in the 2023 Annual Report on Form 10-K.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

August 19, 2024

Enrome LLP	143 Cecil Street #19-03/04	admin@enrome-group.com
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